Exhibit 8.1
List of subsidiary companies
At 31 December 2009
The principal operating subsidiary companies of the Rio Tinto Group are listed in Note 37 to the 2009 Financial statements. The principal intermediate holding companies and group finance companies are as follows:

			Proportion	Group
Company and country	Principal	Class of	of class	interest
of incorporation	activities	shares held	held%	%
Australia
Australian Coal Holdings Pty Limited	Holding company	‘A’ Class Ordinary shares	100	100
		Ordinary shares	100	100
Argyle Diamonds Limited	Holding company	Class A shares	100	100
		Class B shares	100	100
Hamersley Holdings Limited	Holding company	Ordinary shares	100	100
Kelian Pty Limited	Holding company	Ordinary shares	100	100
North IOC Holdings Pty Limited	Holding company	Ordinary shares	100	100
North Limited	Holding company	Ordinary shares	100	100
Pacific Aluminium Pty Limited	Holding company	Ordinary shares	100	100
Peko-Wallsend Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto Aluminium (Holdings) Limited	Holding company	Ordinary shares	100	100
Rio Tinto Aluminium Limited	Holding company	Ordinary shares
Rio Tinto (Commercial Paper) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance Limited	Finance company	Ordinary shares	100	100
Rio Tinto Finance (USA) Limited	Finance company	Ordinary shares	100	100
Rio Tinto Investments One Pty Limited	Holding company	Ordinary shares	100	100
Rio Tinto Investments Two Pty Limited	Holding company	Ordinary shares	100	100
RTA Pacific Pty Limited	Holding company	Ordinary shares	100	100

Bermuda
Alcan Ningxia Holdings Limited	Holding company	Ordinary shares of USD 100.00 each	100	100
North IOC (Bermuda) Holdings Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
North IOC (Bermuda) Limited	Holding company	Ordinary shares of BMD 1.00 each	100	100
Rio Tinto Escondida Limited	Holding company	Ordinary shares of USD 1.00 each	100	100

Brazil
Rio Tinto Alcan Brazil Ltda.	Holding company	Ordinary shares of BRL 1.00 each	100	100

Canada
Rio Tinto Alcan Inc	Holding company	Ordinary shares no par value	100	100
Rio Tinto Canada Inc	Holding company	Class B shares no par value	100	100
		Class C shares no par value	100	100
		Class D shares no par value	100	100

Namibia
Skeleton Coast Diamonds Limited	Holding company	Shares of NAD 2.00 each	100	100

France
Alcan France SAS	Holding company	Shares of EUR 15.25 each	100	100
Aluminum Pechiney	Holding company	Shares of Eur 16.00 each	100	100
Luzenac Europe SAS	Holding company	Shares of EUR 38.15 each	100	100

Netherlands
Alcan Holdings Europe BV	Holding company	Shares of EUR 455.00 each	100	100
Rio Tinto Eastern Investments BV	Holding company	Shares of EUR 454.00 each	100	100
Rio Tinto Holdings BV	Holding company	Shares of EUR 454.00 each	100	100
Tirbit vof	Holding company	Capital not divided into parts	100	100
Tirbit Holdings BV	Holding company	Shares of EUR 453.00 each	100	100

New Zealand
Rio Tinto Alcan (New Zealand) Limited	Holding company	Ordinary shares of NZD 1.00 each	100	100
RTA Investment (NZ) Ltd	Holding company	Ordinary shares of NZD 1.00 each	100	100
RTA Pacific (NZ) Limited	Holding company	Ordinary shares of NZD 1.00 each	100	100
		Preference shares of NZD 1.00 each	100	100

South Africa
Rio Tinto South Africa Limited	Holding company	Shares of ZAR 1.00 each	100	100

			Proportion	Group
Company and country	Principal	Class of	of class	interest
of incorporation	activities	shares held	held%	%
Switzerland
Alcan Holdings Switzerland AG	Holding company	Registered shares of CFH 10.00 each	100	100

United Kingdom
Anglesey Aluminium Limited	Holding company	Ordinary shares of GBP1.00 each	51	51
Rio Tinto Aluminium Holdings (UK) Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Energy Limited	Holding company	Ordinary shares of USD 1.00 each	100	100
Rio Tinto Finance Holdings Limited	Finance company	Ordinary shares of GBP1.00 each	100	100
		Preference shares of AUD 100.00 each	100	100
		Ordinary shares of USD 1.00 each	100	100
Rio Tinto European Holdings Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Finance plc	Finance company	Ordinary shares of GBP1.00 each	100	100
		Ordinary shares of USD 1.00 each	100	100
Rio Tinto International Holdings Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Investments Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Metals Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Minerals Development Limited	Holding company	Ordinary shares of GBP0.25 each	100	100
Rio Tinto Namibian Holdings Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Overseas Holdings Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Talc Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
Rio Tinto Western Holdings Limited	Holding company	Ordinary shares of GBP1.00 each	100	100
		Preference shares of AUD 100.00 each	100	100
		Preference shares of USD 90.00 each	100	100

United States of America
Alcan Corporation	Holding company	Ordinary shares of USD0.01 each	100	100
Alcan International Network USA Inc.	Holding company	Ordinary shares of USD 23,009.803922 each	100	100
NERCO Coal LLC	Holding company	Units of USD 1.00 each	100	100
NERCO LLC	Holding company	Units of no par value	100	100
Pechiney Becancour Inc.	Holding company
Pechiney Metals LLC	Holding company

Rio Tinto America Holdings Inc	Holding company	Common shares of USD 0.01 each	100	100
Rio Tinto America Inc	Holding company	Common shares of USD 100.00 each	100	100
Rio Tinto Energy America Inc.	Holding company	Common shares of USD 0.01 each	100	100
Rio Tinto Sage LLC	Holding company	Units of no par value	100	100
RTAlcan 3 LLC	Holding company	Common shares of no par value	100	100
RTAlcan 2 LLC	Holding company	Common shares of no par value	100	100
US Borax Holdings Inc.	Holding company	Common shares of USD 0.01 each	100	100
Western Minerals Inc	Holding company	Common shares of USD 1.00 each	100	100